Exhibit 99.1

(1)   The 100 shares of common stock of Parallel Petroleum Corporation. (the “Issuer”) included in this report are held of record by PLLL Holdings, LLC (“PLLL Holdings”).  The shares of the Issuer held by PLLL Holdings were acquired upon the merger of PLLL Acquisition Co., a wholly-owned subsidiairy of PLLL Holdings, with and into the Issuer on November 25, 2009 (the “Merger”), and the conversion of all of the shares of capital stock of PLLL Acquisition Co. into shares of common stock of the Issuer, pursuant to the Agreement and Plan of Merger, dated September 15, 2009, by and among the Issuer, PLLL Acquisition Co. and PLLL Holdings.  The 36,390,826 shares of common stock of the Issuer previously acquired by PLLL Acquisition Co. pursuant to a cash tender offer at a price of $3.15 per share were all cancelled as a result of the Merger.

Apollo Management VII, L.P. (“Management VII”) is the manager of PLLL Holdings.  AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII, Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP and Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Holdings GP.  Each of PLLL Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings, Holdings GP and Messrs. Black, Harris and Rowan disclaims beneficial ownership of the shares held of record by PLLL Holdings, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of Messrs. Black, Harris and Rowan is c/o Apollo Management VII, L.P., 9 West 57th Street, New York, NY 10019.  The address of the principal office of each of PLLL Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Holdings GP is c/o Apollo Management VII, L.P., 9 West 57th Street, New York, NY 10019.